Exhibit 10.1

SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
ROBERT M. HOLSTER
HMS HOLDINGS
JULY 2007

          The Board of Directors of HMS Holdings Corp., the successor company to Health Management Systems, Inc. (hereafter the “Company”) has agreed to the following modifications and extension of the employment agreement (hereafter the “Agreement”), dated April 2, 2001 between the Health Management Systems, Inc., and Robert M. Holster, (hereafter the “Employee”):

  Article 2(a) Term of Employment: Unless earlier terminated as provided in the agreement, the term of the Employee’s employment, under the Agreement, is extended three years, to end on April 2, 2010.

This amendment constitutes the entire and final expression of the agreement of the parties with respect to subject matter hereof. The remainder of the Agreement as amended remains in full force and effect.

          IN WITNESS WHEREOF, the Company and the Employee have duly executed and delivered this Amendment as of July 16, 2007.

/s/ Richard H. Stowe
Name:	Richard H. Stowe
Title:	Chairman, Compensation Committee
HMS Holdings Corp.

/s/ Robert M. Holster
Robert M. Holster